EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Healthcare Corporation of America (the “Company”) on Form 10-K for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Natasha Giordano, Chief Executive Officer and President of the Company, and Yoram Bibring, Chief Financial Officer of the Company, certify that, to the best of her or his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: April 15, 2014	/s/ Natasha Giordano
Natasha Giordano
Chief Executive Officer and President
(Principal Executive Officer)

Date: April 15, 2014	/s/ Yoram Bibring
Yoram Bibring
Chief Financial Officer
(Principal Financial and Accounting Officer)